UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2006

KRATON Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Polymer Holdings LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123749	20-0411521
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

In an agreement dated April 25, 2006, Shell Chemicals LP ("Shell") and KRATON Polymers U.S. LLC* ("KP U.S.") entered into a Sales Contract for butadiene (the "Agreement").

Under the terms of the Agreement, Shell agrees to supply butadiene to KP U.S. in the United States. Shell will commence supplying KP U.S. with butadiene on May 1, 2006. The Agreement with Shell terminates April 30, 2009, but is renewed automatically for a further twelve-month period unless twelve months prior written notice is given by either party.

Prior to February 28, 2001, we were owned and operated by affiliates of Shell. We continue to be a party to several significant contracts with affiliates of Shell, including facility operation and site services agreements and several raw material supply agreements.

*KP U.S. is a wholly owned subsidiary of Elastomers Holdings LLC ("Elastomers"). Elastomers is a wholly owned subsidiary of KRATON Polymers LLC.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON Polymers LLC

May 3, 2006	By:	/s/ Joseph J. Waiter

Name: Joseph J. Waiter
Title: Vice President and General Counsel

Polymer Holdings LLC

May 3, 2006	By:	/s/ Joseph J. Waiter

Name: Joseph J. Waiter
Title: Vice President and General Counsel